EXHIBIT 23.1


                      KPMG Peat Marwick LLP
                 Morgan Keegan Tower, Suite 900
                    Fifty North Front Street
                      Memphis, TN  38103


                      Accountants' Consent



The Board of Directors
Mid-America Apartment Communities, Inc.


We  consent  to  incorporation by reference in  the
registration statement  (No.  333-____) on Form S-3
of  Mid-America  Apartment Communities,  Inc.  of
our report dated March  2,  1996  to  the
consolidated balance sheets of Mid-America Apartment
Communities, Inc.  (the  Company) as of December 31,
1995 and 1994,   and  the related  consolidated
statements of operations, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1995 for the Company and the related combined statements of operations, statements of partners' and owners' deficit and cash flows for the year ended December 31, 1993 for MAC Properties Group, which report is incorporated by reference in the 1995 annual report on Form 10-K of Mid-America Apartment Communities, Inc. and to the reference to our firm under the heading of "Experts" in the Prospectus.


                                KPMG Peat Marwick LLP


Memphis, Tennessee
January 17, 1997